UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e)   As previously reported on the Current Report on Form 8-K filed by Wheels Up Experience Inc. (the “Company”) on May 9, 2023 (the “Initial Form 8-K”), the Company’s Board of Directors (the “Board”) appointed Ravi Thakran as Executive Chairman of the Board effective as of May 9, 2023 (the “Effective Date”). This Amendment to the Initial Form 8-K is being filed to report that, in recognition of additional services provided to the Company in his role as Executive Chairman, on June 23, 2023, Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), and Mr. Thakran entered into a Consulting Agreement (the “Consulting Agreement). The Consulting Agreement was made retroactively effective as of the Effective Date and will terminate on the day immediately preceding the Company’s 2024 annual meeting of stockholders, subject to the early termination rights of the parties described therein. Pursuant to the Consulting Agreement, Mr. Thakran will act as an independent contractor to the Company and: (i) receive a monthly fee equal to $55,417 (the “Consulting Fee”), subject to proration for any partial month of service; (ii) be eligible for an annual incentive bonus with a target amount equal to 100% of the Consulting Fee that will be based upon the Company’s performance against certain targets established by the Compensation Committee of the Board, provided that for 2023, Mr. Thakran will be eligible for a full-year non-prorated bonus; (iii) receive a one-time equity award of 160,000 restricted stock units under the Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, which, subject to Mr. Thakran’s continued service to the Company and the other terms set forth in the award agreement for such equity award, will vest, if at all, in equal installments on each of May 9, 2024 and May 9, 2025; (iv) receive 50 flight hours on a King Air 350i aircraft; and (v) be reimbursed for all pre-approved, actual out-of-pocket expenses, including lodging accommodations up to a daily limit, incurred as a result of work performed for Company at Company’s request. In connection with the Consulting Agreement, Mr. Thakran also entered into a Confidentiality and Restrictive Covenant Agreement with WUP.

The preceding description of the Consulting Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1†	Consulting Agreement, dated as of June 23, 2023, by and between Ravi Thakran and Wheels Up Partners LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†            Identifies each management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 27, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Interim Chief Executive Officer and Chief Financial Officer